Exhibit 10.3

Intellectual property SECURITY AGREEMENT

THIS Intellectual property SECURITY AGREEMENT (this “Agreement”), dated as of April 17, 2020, by Digital Ally, Inc., a Nevada corporation (the “Grantor”), in favor of ______, as a secured party and Agent, and the other secured parties signatory to the Security Agreement (collectively, the “Secured Parties”).

WHEREAS:

A. Reference is made to that certain Security Agreement (the “Security Agreement”), entered into by and among the Grantor, the other “Guarantors” party thereto, and the Secured Parties, which secures certain now existing and future arising obligations owing to the Secured Parties under the Transaction Documents (as defined in the Purchase Agreement (as defined below)), as provided in the Security Agreement;

B. Pursuant to the Security Agreement and that certain Securities Purchase Agreement (the “Purchase Agreement”), entered into between the Grantor and the Secured Parties, the Grantor is required to execute and deliver to the Secured Parties this Agreement;

C. Pursuant to the terms of the Security Agreement, the Grantor has granted to the Secured Parties, a security interest in substantially all the assets of the Grantor, including all right, title and interest of the Grantor in, the IP Collateral (as defined below);

D. Each of the parties hereto acknowledges and agrees that the rights granted hereunder by the Grantor with respect to certain collateral are (a) second and subordinate to the security interest in the assets of the Grantor granted by the Grantor to Brickell Key Investments LP (“BKI”) pursuant to that certain Proceeds Investment Agreement (the “PIA”) dated as of July 31, 2018 between the Grantor] and (b) subordinate in payment priority to the Minimum Return and the Security (as each such term is defined in the PIA) and the rights of BKI under the PIA; and

E. Capitalized terms used and not otherwise defined herein that are defined in the Security Agreement or the Purchase Agreement shall have the meanings given such terms in the Security Agreement or the Purchase Agreement.

NOW, THEREFORE, in consideration of the mutual agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Grantor hereby grants to the Secured Parties, for the benefit of the Secured Parties (as defined in the Security Agreement), to secure the Obligations (as defined in the Security Agreement), a continuing security interest in all of the Grantor’s right, title and interest in, to and under the following, whether presently existing or hereafter created or acquired:

1. Each United States and foreign trademark and trademark application, including, without limitation, each United States federally registered trademark and trademark application referred to in Schedule 1 annexed hereto, together with any reissues, continuations or extensions thereof and all goodwill associated therewith;

2. Each trademark license, including, without limitation, each trademark license listed on Schedule 1 annexed hereto, together with all goodwill associated therewith;

3. All products and proceeds of the foregoing items 1 through 2, including, without limitation, any claim by the Grantor against third parties for past, present or future infringement, misappropriation, dilution, violation or other impairment of any trademark, including, without limitation, any trademark referred to in Schedule 1 annexed hereto, any trademark issued pursuant to a trademark application referred to in Schedule 1 and any trademark licensed under any trademark license listed on Schedule 1 annexed hereto (items 1 through 3 being herein collectively referred to as the “Trademark Collateral”);

4. Each United States and foreign patent and patent application, including, without limitation, each United States federally registered patent and patent application referred to in Schedule 2 annexed hereto, together with any reissues, continuations or extensions thereof and all goodwill associated therewith;

5. Each patent license, including, without limitation, each patent license listed on Schedule 2 annexed hereto, together with all goodwill associated therewith;

6. All products and proceeds of the foregoing items 4 through 5, including, without limitation, any claim by the Grantor against third parties for past, present or future infringement, misappropriation, dilution, violation or other impairment of any patent, including, without limitation, any patent referred to in Schedule 2 annexed hereto, any trademark issued pursuant to a patent application referred to in Schedule 2 and any patent licensed under any patent license listed on Schedule 2 annexed hereto (items 4 through 6 being herein collectively referred to as the “Patent Collateral”);

7. If applicable, each United States and foreign copyright and copyright application, including, without limitation, each United States federally registered copyright and copyright application referred to in Schedule 3 annexed hereto, together with any reissues, continuations or extensions thereof and all goodwill associated therewith;

8. If applicable, each copyright license, including, without limitation, each copyright license listed on Schedule 3 annexed hereto, together with all goodwill associated therewith;

9. All products and proceeds of the foregoing items 7 through 8, including, without limitation, any claim by the Grantor against third parties for past, present or future infringement, misappropriation, dilution, violation or other impairment of any copyright, including, without limitation, any copyright referred to in Schedule 3 annexed hereto, any copyright issued pursuant to a copyright application referred to in Schedule 3 and any copyright licensed under any copyright license listed on Schedule 3 annexed hereto (items 7 through 9 being herein collectively referred to as the “Copyright Collateral”; items 1 through 9 being herein (i.e., the Trademark Collateral, the Patent Collateral, and the Copyright Collateral) collectively referred to as the “IP Collateral”).

This security interest is granted in conjunction with the security interests granted to the Secured Parties, pursuant to the Security Agreement and the other Transaction Documents (as defined in the Purchase Agreement). The Grantor hereby acknowledges and affirms that the rights and remedies of the Secured Parties with respect to the security interest in the IP Collateral made and granted hereby are more fully set forth in the Transaction Documents (as defined in the Purchase Agreement), the terms and provisions of which are incorporated by reference herein as if fully set forth herein. Capitalized terms used but not defined herein have the respective meanings ascribed thereto in the Transaction Documents (as defined in the Purchase Agreement).

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Grantor shall give Secured Parties prior written notice of no less than five (5) Business Days before filing any additional application for registration of any trademark and prompt notice in writing of any additional trademark registrations, patent registration, or copyright registrations granted therefor after the date hereof. Without limiting Grantor’s obligations under this paragraph, Grantor hereby authorizes Secured Parties unilaterally to modify this Agreement by amending Schedules 1, 2, or 3 to include any future United States registered trademarks, patents, copyrights or applications therefor of Grantor. Notwithstanding the foregoing, no failure to so modify this Agreement or amend Schedules 1, 2, or 3 shall in any way affect, invalidate or detract from Secured Parties’ continuing security interest in all Collateral, whether or not listed on Schedule 1, 2, or 3.

Grantor hereby agrees that, anything herein to the contrary notwithstanding, such Grantor shall assume full and complete responsibility for the prosecution, defense, enforcement or any other necessary or desirable actions in connection with their trademarks subject to the security interest hereunder.

This Agreement may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart.

This Agreement is a Transaction Document (as defined in the Purchase Agreement).

This Agreement shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Agreement and all disputes arising hereunder shall be governed by, the laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. The parties hereto (a) agree that any legal action or proceeding with respect to this Agreement or any other agreement, document, or other instrument executed in connection herewith or therewith, shall be brought in any state or federal court located within the City of New York, New York, (b) irrevocably waive any objections which either may now or hereafter have to the venue of any suit, action or proceeding arising out of or relating to this Agreement, or any other agreement, document, or other instrument executed in connection herewith, brought in the aforementioned courts and (c) further irrevocably waive any claim that any such suit, action, or proceeding brought in any such court has been brought in an inconvenient forum.

Each of the Grantor and the Secured Parties hereby acknowledges and affirms that Section 18 and Section 19 of the Security Agreement are incorporated by reference herein as if fully set forth herein. It is the intention of the parties that such Sections and the terms and provisions of the previous paragraph are to the extent feasible meant to be read together for the purpose of achieving the utmost consistency.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

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The Grantor has caused this Intellectual Property Security Agreement to be duly executed by its duly authorized officer thereunto as of the date first set forth above.

DIGITAL ALLY, INC., a Nevada corporation

By:
Name:	Stanton E. Ross
Title:	CEO, President and Chairman

Acknowledged:

as Secured Party and Agent

By:
Name:
Title:

[Signature Page to DGLY IP Security Agreement]

SCHEDULE 1

to

Intellectual property SECURITY AGREEMENT

Trademark Collateral

SCHEDULE 2

to

Intellectual property SECURITY AGREEMENT

Patent Collateral

SCHEDULE 3

to

INTELLECTUAL PROPERTY SECURITY AGREEMENT

Copyright Collateral